UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2015

POLYPORE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350
Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409

(Registrant’s Telephone Number Including Area Code)

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

INTRODUCTORY NOTE

On August 26, 2015, Polypore International, Inc. (“Polypore”) announced that Asahi Kasei Corporation (“Asahi Kasei”) had completed its acquisition of Polypore. Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of February 23, 2015 (the “Merger Agreement”), by and among Polypore, Asahi Kasei and ESM Holdings Corporation, a wholly owned subsidiary of Asahi Kasei (“Merger Sub” and, together with Asahi Kasei, the “Asahi Parties”), Polypore was merged with Merger Sub, with Polypore surviving the merger as an indirect wholly owned subsidiary of Asahi Kasei (the “Merger”). Immediately prior to the completion of the Merger, Polypore sold its Separations Media Business to 3M Company (the “Separations Media Sale” and, together with the Merger, the “Transactions”) pursuant to the terms of the previously announced Asset Purchase Agreement, dated as of February 23, 2015 (the “Asset Purchase Agreement” and, together with the Merger Agreement, the “Agreements”), by and between Polypore and 3M Company.

Item 1.02.	Termination of a Material Definitive Agreement.

On August 26, 2015, in connection with the completion of the Transactions, Polypore terminated the Credit Agreement dated as of April 8, 2014, among Polypore, Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer; Wells Fargo Bank, National Association, as syndication agent; Fifth Third Bank, Compass Bank, PNC Bank, National Association, HSBC Bank USA, National Association, Regions Bank and RBS Citizens Bank, N.A., as co-documentation agents; and Bank of America Merrill Lynch and Wells Fargo Securities, LLC as joint lead arrangers and joint book managers; and the other lenders named therein. No material early termination penalties were incurred by Polypore in connection with the termination of the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 26, 2015, pursuant to the terms of the Merger Agreement, Asahi Kasei completed its acquisition of Polypore through the merger of Merger Sub with and into Polypore, with Polypore surviving the merger as an indirect wholly owned subsidiary of Asahi Kasei. At the effective time and as a result of the Merger:

(i)	each share of Polypore’s common stock, par value $0.01 per share (the “Common Stock”) (other than any shares owned by the Asahi Parties, Polypore or any of their respective subsidiaries (which were cancelled)) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $60.50 in cash, without interest (the “Merger Consideration”), payable to the holder of such share;

(ii)	any restrictions or vesting conditions applicable to any restricted share of Common Stock outstanding as of immediately prior to the effective time of the Merger lapsed, and each restricted share of Common Stock was converted into the right of the holder to receive the Merger Consideration; and

(iii)	each option to purchase shares of Common Stock granted under Polypore’s stock plans (other than any options with exercise prices per share equal to or greater than the Merger Consideration (which were cancelled)) outstanding immediately prior to the effective time of the Merger vested and was converted into the right to receive an amount in cash, without interest, equal to the product of (A) the total number of shares of Common Stock subject to the option, and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock subject to the option.

Based on the aggregate number, immediately prior to the effective time of the Merger, of (A) shares (including restricted shares) of the Common Stock and (B) options to purchase shares of Common Stock with exercise prices per share less than $60.50, the total purchase price was approximately $2.8 billion.

Pursuant to the terms of the Asset Purchase Agreement, immediately prior to the effective time of the Merger, 3M Company purchased the assets of Polypore’s Separations Media Business and assumed certain related liabilities for an aggregate purchase price of $1.0 billion.

The foregoing description of the Agreements and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Agreements, copies of which are attached hereto as Exhibits 2.1 and 2.2 and are incorporated herein by reference.

QUALIFICATION OF REPRESENTATIONS AND WARRANTIES

The Agreements contain representations and warranties made by Polypore, 3M Company and the Asahi Parties, as applicable, and solely for the benefit of the parties thereto. The assertions embodied in the representations and warranties contained in the Agreements are qualified by information in confidential disclosure letters provided by the parties to each other in connection with the signing of the Agreements. While Polypore does not believe that these disclosure letters contain information that the securities laws require the parties to publicly disclose, other than information that has already been so disclosed, if any, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Agreements. You should not rely on the representations and warranties in the Agreements as characterizations of the actual state of facts about the parties, since they were only made as of the date of the Agreements and are modified in important part by the underlying disclosure letters. Moreover, certain representations and warranties in the Agreements were used for the purpose of allocating risk between Polypore and the parties rather than establishing matters as facts. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Agreements, which subsequent information may or may not be fully reflected in the companies’ public disclosures, if any.

Item 3.01.	Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 26, 2015, pursuant to the terms of the Merger Agreement, Asahi Kasei completed its acquisition of Polypore through the merger of Merger Sub with and into Polypore, with Polypore surviving the merger as an indirect wholly owned subsidiary of Asahi Kasei. As a result of the Merger, all of the issued and outstanding capital stock of Polypore is currently owned by Asahi Kasei.

In connection with the closing of the Merger, Polypore notified the New York Stock Exchange (the “NYSE”) on August 26, 2015 that each of its shares of Common Stock (other than any shares owned by the Asahi Parties, Polypore or any of their respective subsidiaries (which were cancelled)) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the Merger Consideration. On August 26, 2015, the NYSE filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to delist the Common Stock. Additionally, Polypore intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the Common Stock be deregistered and that Polypore’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

In the Merger, each share of Common Stock (other than any shares owned by the Asahi Parties, Polypore or any of their respective subsidiaries (which were cancelled)) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the Merger Consideration.

Item 5.01.	Changes in Control of Registrant.

On August 26, 2015, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Polypore, with Polypore surviving the merger. In the Merger, each share of Common Stock (other than any shares owned by the Asahi Parties, Polypore or any of their respective subsidiaries (which were cancelled)) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the Merger Consideration. As a result of the Merger, Polypore became an indirect wholly owned subsidiary of Asahi Kasei.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, each of Michael Graff, Robert B. Toth, Frederick C. Flynn, Jr., William Dries, Charles L. Cooney, David A. Roberts, Michael Chesser and Christopher J. Kearney ceased to be directors of Polypore, effective as of the effective time of the Merger.

Pursuant to the Merger Agreement, upon the effective time of the Merger, the sole director of Merger Sub, Akira Fukuda, became the sole director of Polypore.

Item 5.03.	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger on August 26, 2015, the certificate of incorporation and bylaws of Polypore were each amended and restated in their entirety. The Second Amended and Restated Certificate of Incorporation of Polypore is filed as Exhibit 3.1 hereto and incorporated by reference herein. The Third Amended and Restated Bylaws of Polypore are filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 8.01.	Other Events.

On August 26, 2015, Polypore issued a press release announcing the Transactions, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 23, 2015, by and among Polypore International, Inc., Asahi Kasei Corporation and ESM Holdings Corporation (incorporated by reference to Exhibit 2.1 of Polypore’s Current Report on Form 8-K filed on February 24, 2015).*

2.2	Asset Purchase Agreement, dated as of February 23, 2015, by and among Polypore International, Inc. and 3M Company (incorporated by reference to Exhibit 2.2 to Polypore’s Current Report on Form 8-K filed on February 24, 2015).*

3.1	Second Amended and Restated Certificate of Incorporation of Polypore International, Inc., adopted on August 26, 2015.

3.2	Third Amended and Restated Bylaws of Polypore International, Inc., adopted on August 26, 2015.

99.1	Press Release issued by Polypore International, Inc., dated August 26, 2015.

*	Certain exhibits and schedules have been omitted and Polypore agrees to furnish supplementally to the SEC a copy of any omitted exhibits upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.

By:	/s/ Lynn Amos
Name:	Lynn Amos
Title:	Chief Financial Officer

Date: August 26, 2015

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 23, 2015, by and among Polypore International, Inc., Asahi Kasei Corporation and ESM Holdings Corporation (incorporated by reference to Exhibit 2.1 of Polypore’s Current Report on Form 8-K filed on February 24, 2015).*

2.2	Asset Purchase Agreement, dated as of February 23, 2015, by and among Polypore International, Inc. and 3M Company (incorporated by reference to Exhibit 2.2 to Polypore’s Current Report on Form 8-K filed on February 24, 2015).*

3.1	Second Amended and Restated Certificate of Incorporation of Polypore International, Inc., adopted on August 26, 2015.

3.2	Third Amended and Restated Bylaws of Polypore International, Inc., adopted on August 26, 2015.

99.1	Press Release issued by Polypore International, Inc., dated August 26, 2015.

*	Certain exhibits and schedules have been omitted and Polypore agrees to furnish supplementally to the Commission a copy of any omitted exhibits upon request.